EXECUTION COPY
AMENDMENT NO. 6 TO SECURED LOAN AGREEMENT
     AMENDMENT TO SECURED LOAN AGREEMENT (this “Amendment”) dated as of March 6, 2009, among WESTLB AG, NEW YORK BRANCH (the “Lender”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Collateral Agent” and “Securities Intermediary”), LEASE EQUITY APPRECIATION FUND II, L.P., a Delaware limited partnership (“LEAF” or the “Seller”), LEAF FINANCIAL CORPORATION, a Delaware corporation (the “Servicer”), LEAF FUNDING, INC., a Delaware corporation (the “Originator”) and LEAF FUND II, LLC, a Delaware limited liability company (the “Borrower”).
WITNESSETH:
     WHEREAS, the parties hereto are parties to the Secured Loan Agreement, dated as of June 1, 2005 (as modified, amended or supplemented from time to time, the “Secured Loan Agreement”);
     WHEREAS, pursuant to Section 14.04 of the Secured Loan Agreement, the parties hereto wish to amend the Secured Loan Agreement and hereby agree that the Secured Loan Agreement is hereby amended; and
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     SECTION 1. Definitions.
     (a) Whenever used in this Amendment, capitalized terms used and not otherwise defined herein shall have the meanings set forth in Appendix A to the Secured Loan Agreement.
     (b) Any term that relates to a document or a statute, rule, or regulation includes any amendments, modifications, supplements, or any other changes that may have occurred since the document, statute, rule, or regulation came into being, including changes that occur after the date of this Amendment.
     SECTION 2. Amendments.
     (a) Section 2.01(c) is hereby amended by adding immediately before the “.” therein the following:
     “or (iii) when any Funding Termination Event has occurred and is continuing”
     (b) Covenants of LEAF. Section 7.02 of the Secured Loan Agreement is hereby amended by deleting the text of item (jj) thereof and substituting therefor the word “[Reserved]”.
     (c) Event of Default. Section 8.01 of the Secured Loan Agreement is hereby amended by deleting the text of Subsections (l), (m), (n) and (w) thereof and substituting therefor the word “[Reserved]”.

     (d) Change of Control. The definition of Change of Control in Appendix A of the Secured Loan Agreement is hereby amended by deleting the text of item (iv) thereof and substituting therefor the following:
          “(iv) any two of the following Persons shall cease to be employed by any LEAF Party in either (A) the position in which such Person was so employed as of the Closing Date or (B) a more senior position: Crit DeMent, Miles Herman and David H. English.”
     (e) The definitions of Advance Amount, Applicable Margin, Facility Termination Event, Non Performing Asset, Non-Use Fee, Required Credit Support Amount, Required Reserve Account Floor Amount, Required Reserve Account Percentage, Senior Leverage Ratio, Serviced Portfolio and Static Pool Test in Appendix A shall be struck in their entirety and replaced with:
          “Advance Amount” means, as of any date of determination, the amount equal to the least of:
     (a) the Advance Rate times the Implicit Principal Balance of all Eligible Contracts on such date of determination, including the Contracts to be funded on such date;
     (b) the Available Commitment, before taking into account the Advance on such date; and
     (c) the Advance Rate, calculated assuming that the applicable percentage pursuant to clause (b) of the definition of Required Credit Support Amount is 13.0%, times the sum of the Implicit Principal Balance of all Eligible Contracts to be funded on such date.
          “Applicable Margin” means, for each Advance, as of any date of determination: (i) with respect to any Eligible Contracts funded on or prior to February 28, 2009 and prior to the Facility Termination Date, 1.20%; (ii) with respect to any Eligible Contracts funded after February 28, 2009 and prior to the Facility Termination Date, 2.50%; and (iii) on or after the Facility Termination Date, 3.00%.
          “Facility Termination Event” means the occurrence of any of the following: (i) an Event of Default; (ii) a Funding Termination Event that remains in effect for two consecutive Payment Dates as reported in the Monthly Servicer Report or otherwise; (iii) the Cumulative Net Loss for all contracts in the Serviced Portfolio originated in a calendar quarter exceeded the applicable percentages found in the column titled “Facility Termination Event” in the definition of “Static Pool Test” for two or more consecutive calendar quarters after such pool of contracts was originated; (iv) any event or circumstance described in Subsections (d), (e), (h), (o) and (v) of Section 8.01 shall occur with respect to any LEAF Party; (v) any event or circumstance described in Subsection (q) of Section 8.01 shall occur with respect to LEAF; (vi) a Servicer Termination Event (if the Servicer is a LEAF Party) set forth in Subsections (vii), (viii), (ix), (x), (xi), (xii) and (xiii) of Section 6.01(a) of the Servicing Agreement, shall have occurred and be continuing; (vii) any Change of Control shall occur with respect to LEAF or the Borrower, unless the Lender shall have expressly consented to such Change of Control in writing; (viii) LEAF shall have failed to maintain a Senior Leverage Ratio no greater than 8.0:1.0; (ix) the Servicer shall have failed to maintain (a) “Minimum Tangible Net Worth” (defined as stockholders’ equity plus subordinated debt less intangibles, with no SFAS 133/138 adjustments) of $30,000,000 or (b) minimum stockholders’ equity of $6,000,000 (with no SFAS 133/138 adjustments); and (x) LEAF shall have defaulted (after giving effect to any and all notice, grace and cure periods) in respect of any material Indebtedness for borrowed money.
          “Non Performing Asset” means a Contract which is not a Defaulted Contract and for which a related Customer is more than 121 days but less than 181 days contractually delinquent.
          “Non-Use Fee” means, with respect to any Payment Date on or prior to the Facility Termination Date, a fee in an amount equal to the product of (a) one-twelfth (1/12th), (b) 0.50%, and (c) the Maximum Facility Amount minus the daily average Total Outstanding Advances during the preceding calendar month.
          Required Credit Support Amount” means, the greatest of: (a) the product of (i) the Weighted Average Life of the Eligible Contracts as of such date of determination (including any Eligible Contracts to be funded on such date) multiplied by (ii) 3.0 multiplied by (iii) the average of the Annualized Default Ratios on the Securitized Portfolio for the three most recently ended Collection Periods beginning with the calendar quarter ending March 31, 2009; (b) the product of the Aggregate Implicit Principal Balance of all Eligible Contracts times 9.45%, for all dates on or prior to March 31, 2009, 9.90%, for all dates after March 31, 2009 but on or prior to April 30, 2009, 10.35%, for all dates after April 30, 2009 but on or prior to May 31, 2009, 10.80%, for all dates after May 31, 2009 but on or prior to June 30, 2009, 11.25%, for all dates after June 30, 2009 but on or prior to July 31, 2009, 11.70%, for all dates after July 31, 2009 but on or prior to August 30, 2009 and 13.0%, for all dates after August 30, 2009; or (c) $15,000,000.
          “Required Reserve Account Floor Amount” means $750,000.
          “Required Reserve Account Percentage” means (a) on any date prior to a Reserve Account Step-Up Event or any date after a Reserve Account Step-Up Event has been cured for the third consecutive Collection Period, 1.00% and (b) on any date on or after a Reserve Account Step-Up Event which has not been cured for three consecutive Collection Periods, 3.00%.
          “Senior Leverage Ratio” means, with respect to LEAF, the result obtained by dividing LEAF’s Combined Recourse Debt by LEAF’s Adjusted Partner’s Capital. For such determination, “Combined Recourse Debt” means all of LEAF’s debts and liabilities, but excluding third party accounts payable, accrued expenses, non-recourse debt, SFAS 133/138 adjustments (if any) and intercompany obligations less applicable cash then on deposit in the “Lockbox Account,” and “Adjusted Partner’s Capital” means partner’s capital plus subordinated debt, if any (in accordance with GAAP with no SFAS 133/138 adjustments) plus “Due to General Partner”. For such determination, “Due to General Partner” means amounts, as set forth in the financial statements of LEAF, that are due to LEAF Financial Corporation and its affiliates, as general partner of LEAF, for management fees and expenses due for servicing the Securitized Portfolio in addition to amounts LEAF Financial Corporation has paid for property taxes due on the Securitized Portfolio that have been billed to Customers.
          “Serviced Portfolio” means the aggregate amount of contracts for the lease or financing of equipment serviced by the Servicer.
          “Static Pool Test” means, the Cumulative Net Loss of the Serviced Portfolio shall not exceed the percentages specified below, otherwise either a Reserve Account Step-Up Event or a Facility Termination Event will be deemed to have occurred.
Cumulative Net Losses

	Reserve Account	Facility
Calendar Quarter Since Contract Origination	Step-Up Event	Termination Event
1	2.50%	3.00%
2	3.50%	4.00%
3	4.00%	4.50%
4	4.25%	4.75%
5	4.50%	5.00%
6	4.75%	5.25%
7	5.25%	5.75%
8	5.50%	6.00%
9 and after	5.75%	6.25%
     (d) The following definitions shall be added to Appendix A to the Secured Loan Agreement in the appropriate alphabetical order:
          “Funding Termination Event” means the occurrence of any of the following: (i) the average of the Annualized Default Ratios on the Serviced Portfolio for the three most recently ended Collection Periods exceeds 4.50%; (ii) the average of the Annualized Default Ratios on the Securitized Portfolio for the three most recently ended Collection Periods exceeds 3.50%; (iii) the average of the NPA Ratios for the Serviced Portfolio for the three most recently ended Collection Periods exceeds 4.75%; or (iv) the average of the NPA Ratios for the Securitized Portfolio for the three most recently ended Collection Periods exceeds 3.50%.
          “Reserve Account Step-Up Event” means the occurrence of any of the following: (i) the average of the Annualized Default Ratios on the Serviced Portfolio for the three most recently ended Collection Periods exceeds 3.50%; (ii) the average of the NPA Ratios for the Serviced Portfolio for the three most recently ended Collection Periods exceeds 3.75%; (iii) the average of the NPA Ratios for the Securitized Portfolio for the three most recently ended Collection Periods exceeds 2.50%; (iv) the average of the Annualized Default Ratios on the Securitized Portfolio for the three most recently ended Collection Periods exceeds 2.50%; and (v) the Cumulative Net Loss for all contracts in the Serviced Portfolio originated in a calendar quarter exceeded the applicable percentages found in the column titled “Reserve Account Step-Up Event” in the definition of “Static Pool Test”.
     (e) On or after the effective date of this Amendment, all references to the amount in clause (ii) of the definition of “Applicable Margin” in the Secured Loan Agreement shall mean and be a reference to the amount in clause (iii) of the definition of “Applicable Margin” in this Amendment and all references to the amount in clause (i) of the definition of “Applicable Margin” in the Secured Loan Agreement shall mean and be a reference to the amount in clause (i) or clause (ii), as applicable, of the definition of “Applicable Margin” in this Amendment.
     (d) The Eligibility Criteria set forth in Exhibit D are hereby amended by:
          (i) striking the text “and the Territory of Guam” from the second sentence of paragraph (xxxvi) thereof;
          (ii) deleting the word [Reserved] in paragraph (xlvii) thereof and substituting therefor “With respect to any Contract to be funded after February 28, 2009, the Implicit Principal Balance of such Contract is not greater than $500,000.”; and
          (iii) deleting Section (liii) in its entirety and replacing it with the following:
          “(liii) Each of the following criteria shall be satisfied with respect to each Contract as of any date of determination:
          (A) [reserved];
          (B) after giving effect to the addition of the Contract to the pool of Eligible Contracts, the percentage of Eligible Contracts (by Aggregate Implicit Principal Balance, as of any date of determination) that do not provide for level Scheduled Payments thereunder will not exceed 5.00% of the Aggregate Implicit Principal Balance of all Eligible Contracts;
          (C) after giving effect to the addition of the Contract to the pool of Eligible Contracts, the weighted average remaining term of all of the Eligible Contracts does not exceed 48 months;
          (D) after giving effect to the addition of the Contract to the pool of Eligible Contracts, the percentage of the Equipment (by Aggregate Implicit Principal Balance, as of any date of determination) with Customers located in any one state does not exceed 25.00% of the Aggregate Implicit Principal Balance of the Eligible Contracts;
          (E) after giving effect to the addition of the Contract to the pool of Eligible Contracts, the percentage of the Eligible Contracts (by Aggregate Implicit Principal Balance, as of any date of determination) with related Equipment that is of the one type of Equipment most commonly related to the Eligible Contracts does not exceed 25.00%.

          (F) after giving effect to the addition of the Contract to the pool of Eligible Contracts, the percentage of the Eligible Contracts (by Aggregate Implicit Principal Balance, as of any date of determination) with respect to which (1) a Lien Certificate is necessary to perfect a security interest in the related Equipment does not exceed 20.00% of the Aggregate Implicit Principal Balance of all of the Eligible Contracts, (2) the Contract was originated in, or the related Customer and Equipment are located in, the Commonwealth of Puerto Rico does not exceed 3.00% of the Aggregate Implicit Principal Balance of all of the Eligible Contracts or (3) the Equipment constitutes a fixture under applicable law in effect in the State jurisdiction in which such Equipment is located, does not exceed 10.00% of the Aggregate Implicit Principal Balance of all of the Eligible Contracts; provided that for any Contract for which the related Equipment constitutes a fixture under applicable law, the encumbrancer of the related real property shall have executed a waiver and consent in the form of the Waiver & Consent — Landlord/Mortgagee attached hereto as Exhibit A, or in such other commercially reasonable form containing the following key elements: name of property owner, landlord or mortgagee; the list of Equipment in or subject to the related Contract; acknowledgement that such Equipment belongs to the owner thereof under the related Contract; the ability of the LEAF Originator, the Borrower or the Servicer to remove the Equipment in a reasonable fashion and consistent with the Servicer’s or LEAF’s current requirements as indicated in its policy and procedures; and, in substance, either or both of (x) a waiver by the encumbrancer of the real property of any claim on the Equipment that is prior to the LEAF Originator or its assigns or (y) a statement by the encumbrancer that the Equipment shall not constitute a fixture.
          (G) after giving effect to the addition of the Contract to the pool of Eligible Contracts, the percentage of the Eligible Contracts (by Aggregate Implicit Principal Balance, as of any date of determination) having the same related vendor or any one or more related vendors each of whom are Affiliates of each other (1) does not exceed 6.00% of the Aggregate Implicit Principal Balance of all Eligible Contracts or (2) if the unsecured senior indebtedness of such vendor or of each such affiliated vendor is rated investment grade by either Moody’s or Standard & Poor’s, does not exceed 10.00% of the Aggregate Implicit Principal Balance of all Eligible Contracts;
          (H) after giving effect to the addition of the Contract to the pool of Eligible Contracts, the Aggregate Implicit Principal Balance of Eligible Contracts (as of any date of determination) with respect to which any one Person or any Affiliate of such Person is the related Customer does not exceed 2.50% of the Aggregate Implicit Principal Balance of all Eligible Contracts;
          (I) after giving effect to the addition of the Contract to the pool of Eligible Contracts, the Aggregate Implicit Principal Balance of Eligible Contracts (as of any date of determination) with respect to which any three (3) Persons who are not Affiliates of each other (but including any Affiliates of each such Person) is the related Customer does not exceed 7.00% of the Aggregate Implicit Principal Balance of all Eligible Contracts;

          (J) after giving effect to the addition of the Contract to the pool of Eligible Contracts, the Aggregate Implicit Principal Balance of Eligible Contracts (as of any date of determination) having a deferred first Scheduled Payment does not exceed 5.00% of the Aggregate Implicit Principal Balance of all Eligible Contracts, and no such deferral period exceeds 90 days; and
          (K) after giving effect to the addition of the Contract to the pool of Eligible Contracts, the percentage of the Eligible Contracts (by Aggregate Implicit Principal Balance, as of any date of determination) that are Business Acquisition Loans is not greater than 5.00% of the Aggregate Implicit Principal Balance of the Eligible Contracts.
     SECTION 3. Effective Date. The effective date of this Amendment shall be February 28, 2009.
     SECTION 4. Representations and Warranties.
     Borrower, LEAF and Servicer each hereby severally certifies as to itself that its respective representations and warranties set forth in Article VI of the Secured Loan Agreement (and any other representations and warranties made by Borrower, LEAF or Servicer in the Secured Loan Agreement) are true and correct on the date hereof with the same force and effect as if made on the date hereof, except to the extent such representations and warranties speak specifically to an earlier date in which case they shall have been true and correct on such date. In addition, Borrower, LEAF and Servicer each severally represents and warrants (which representations and warranties shall survive the execution and delivery hereof) that (a) no unwaived Facility Termination Event (nor any event that but for notice or lapse of time or both would constitute an unwaived Facility Termination Event) shall have occurred and be continuing as of the date hereof nor shall any unwaived Facility Termination Event (nor any event that but for notice or lapse of time or both would constitute an unwaived Facility Termination Event) occur due to this Amendment becoming effective, (b) Borrower, LEAF and Servicer each has the power and authority to execute and deliver this Amendment and has taken or caused to be taken all necessary actions to authorize the execution and delivery of this Amendment, (c) no consent of any other person (including, without limitation, members or creditors of Borrower, LEAF or Servicer), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution and performance of this Amendment, other than such that have been obtained, (d) the Secured Loan Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of Servicer, LEAF and the Borrower, enforceable against them in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application affecting creditors’ rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or law), and (e) the execution, delivery and performance of this Amendment will not violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of formation or the limited liability company agreement of Servicer, LEAF or Borrower or any material indenture, agreement, mortgage, deed of trust or other instrument to which Servicer, LEAF or the Borrower is a party or by which it is bound.

     SECTION 5. Ratification. Upon execution of this Amendment, the Secured Loan Agreement shall be amended in accordance herewith, and the respective rights, limitations, obligations, duties, liabilities and immunities of the parties shall hereafter be determined, exercised and enforced subject in all respects to such amendments, and the terms of this Amendment shall be a part of the Secured Loan Agreement for any and all purposes. Except as modified and expressly amended by this Amendment, the Amendment is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.
     SECTION 6. GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF.
     SECTION 7. Counterparts. For the purpose of facilitating the execution of this Amendment and for other purposes, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original and together shall constitute and be one and the same instrument.
     SECTION 8. Severability of Provisions. If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.
     SECTION 9. Amendment. This Amendment may be amended or modified from time to time by the parties hereto, but only by an instrument in writing signed by each of the parties hereto.
     SECTION 10. Headings. The Section headings are not part of this Amendment and shall not be used in its interpretation.
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          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LEAF FUND II, LLC, as Borrower
By:	/s/ Miles Herman
	Name:	Miles Herman
	Title:	VP, Equipment Leasing

LEASE EQUITY APPRECIATION FUND II, L.P., as Seller
By:	LEAF FINANCIAL CORPORATION,
as General Partner

By:	/s/ Miles Herman
	Name:	Miles Herman
	Title:	President/ COO

LEAF FINANCIAL CORPORATION, as Servicer
By:	/s/ Miles Herman
	Name:	Miles Herman
	Title:	President/ COO

LEAF FUNDING, INC., as Originator
By:	/s/ Miles Herman
	Name:	Miles Herman
	Title:	Senior Vice President

Amendment No. 6 to Secured Loan Agreement — LEAF II

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent and Securities Intermediary
By:	/s/ Diane L. Reynolds
	Name:	Diane L. Reynolds
	Title:	Vice President

Amendment No. 6 to Secured Loan Agreement — LEAF II

WESTLB AG, NEW YORK BRANCH, as Lender
By:	/s/ Matthew F. Tallo
	Name:	Matthew F. Tallo
	Title:	Executive Director

By:	/s/ Vesselina Koleva
	Name:	Vesselina Koleva
	Title:	Director

Amendment No. 6 to Secured Loan Agreement — LEAF II